Exhibit 99.1

NEWS RELEASE

Media Contact
Drew Prairie
512-602-4425
drew.prairie@amd.com

Investor Contact
Ruth Cotter
408-749-3887
ruth.cotter@amd.com

AMD Reports 2016 Second Quarter Results

SUNNYVALE, Calif. — July 21, 2016 — AMD (NASDAQ:AMD) today announced revenue for the second quarter of 2016 of $1,027 million, operating loss of $8 million, and net income of $69 million, or $0.08 per diluted share. Non-GAAP (1) operating income was $3 million and non-GAAP (1) net loss was $40 million, or $0.05 per share.

GAAP Financial Results

	Q2-16	Q1-16	Q2-15
Revenue	$1,027M	$832M	$942M
Operating loss	$(8)M	$(68)M	$(137)M
Net income (loss) / earnings (loss) per share	$69M/$0.08	$(109)M/$(0.14)	$(181)M/$(0.23)

Non-GAAP Financial Results(1)

	Q2-16	Q1-16	Q2-15
Revenue	$1,027M	$832M	$942M
Operating income (loss)	$3M	$(55)M	$(87)M
Net loss / loss per share	$(40)M/$(0.05)	$(96)M/$(0.12)	$(131)M/$(0.17)

“In the second quarter we accomplished a significant milestone as we returned to non-GAAP operating profitability based on solid execution and strong demand for our semi-custom and graphics products,” said Lisa Su, AMD president and CEO.  "Based on the strength of our semi-custom products and demand for our latest Radeon RX GPUs and 7th Generation A-Series APUs, we are well positioned to drive growth and market share gains in the second half of the year.”

Q2 2016 Results

•	Q2 2016, Q1 2016 and Q2 2015 were 13-week fiscal quarters.

•	Revenue of $1,027 million, up 23 percent sequentially and up 9 percent year-over-year primarily due to higher sales of semi-custom SoCs.

•	Gross margin of 31 percent, down 1 percentage point sequentially, due primarily to a higher mix of semi-custom SoC sales.

•
Operating expenses of $353 million, compared to $344 million for the prior quarter. Non-GAAP operating expenses of $342 million, compared to non-GAAP operating expenses of $332 million in Q1 2016, primarily due to increased marketing investments.

•
Operating loss of $8 million, compared to an operating loss of $68 million in Q1 2016. Non-GAAP(1) operating income of $3 million, compared to non-GAAP(1) operating loss of $55 million in Q1 2016, primarily due to higher sales.

•
Net income of $69 million, earnings per share of $0.08, and non-GAAP(1) net loss of $40 million, non-GAAP(1) loss per share of $0.05. This is compared to a net loss of $109 million, loss per share of $0.14 and non-GAAP(1) net loss of $96 million, non-GAAP(1) loss per share of $0.12 in Q1 2016. The GAAP sequential and year-over-year improvements were primarily due to a gain of $150 million related to the formation of our assembly, test, mark and pack (ATMP) joint venture (JV) with Nantong Fujitsu Microelectronics Co., Ltd. (NFME), partially offset by related taxes of $27 million. The non-GAAP sequential and year-over-year improvements were primarily due to higher sales and an IP licensing gain.

•
Cash and cash equivalents were $957 million at the end of the quarter, up $241 million from the end of the prior quarter, primarily due to net cash proceeds received from the ATMP JV transaction with NFME which closed in Q2 2016.

•	Total debt at the end of the quarter was $2.24 billion, flat from the prior quarter.

Financial Segment Summary

•
Computing and Graphics segment revenue of $435 million decreased 5 percent sequentially and increased 15 percent from Q2 2015. The sequential decrease was primarily due to decreased sales of client desktop processors and chipsets and the year-over-year increase was driven primarily by increased notebook processor and GPU sales.

◦
Operating loss was $81 million, compared with an operating loss of $70 million in Q1 2016 and an operating loss of $147 million in Q2 2015. The sequential increase was primarily due to lower revenue. The year-over-year improvement was primarily due to higher revenue and lower operating expenses.

◦	Client average selling price (ASP) increased sequentially driven by a higher desktop processor ASP and decreased year-over-year primarily due to lower notebook processor ASP.

◦	GPU ASP remained flat sequentially and decreased year-over-year. The year-over-year decrease was primarily driven by lower desktop GPU ASP.

•	Enterprise, Embedded and Semi-Custom segment revenue of $592 million increased 59 percent sequentially and increased 5 percent year-over-year due to higher sales of semi-custom SoCs.

◦
Operating income was $84 million compared with $16 million in Q1 2016 and $27 million in Q2 2015 primarily due to higher revenue from the sale of semi-custom SoC products and a $26 million IP licensing gain in Q2 2016 compared to $7 million in Q1 2016.

•	All Other category operating loss was $11 million compared with $14 million in Q1 2016 and $17 million in Q2 2015.

Recent Highlights

•	AMD and NFME created a joint venture offering differentiated ATMP capabilities to both AMD and a broader range of customers.

•	The AMD Board of Directors appointed Board member John Caldwell as Chairman.

•
AMD unveiled the Radeon™ RX GPU product lineup based on its new Polaris architecture based on 14nm FinFET technology, enabling generational leaps in energy efficiency and advancing the company’s work to bring virtual reality to mainstream consumers.

▪	AMD announced availability of the Radeon™ RX 480 graphics card, which is designed to deliver premium VR experiences to the largest segment of GPU buyers.

▪
AMD also announced the acquisition of software company HiAlgo Inc., a developer of unique PC gaming technologies, which will help drive future gaming innovation in Radeon Software that will benefit owners of Radeon™ RX Series GPUs and beyond.

•	AMD launched its 7th Generation A-Series APU mobile processors (“Bristol Ridge” and “Stoney Ridge”), designed for powerful productivity and entertainment performance.

▪	AMD 7th Generation APUs can be found today in the HP ENVY x360, with new notebook designs from Acer, Asus, Dell, HP, Lenovo, and others expected to become available throughout 2016.

•	AMD conducted the world’s first live public demonstration of its upcoming x86 “Zen” processor core architecture in the next-generation AM4 desktop processor (codenamed “Summit Ridge”).

•
AMD extended its leadership in gaming as Microsoft announced two new AMD-powered game consoles to its Xbox family that enable the next generation of immersive gaming experiences through support for new technologies like HDR, 4K and high fidelity VR.

The Xbox One S will go on sale in early August 2016, while the company’s next-generation Project Scorpio is scheduled to arrive for holiday 2017.

•
AMD continued to drive innovation in the professional graphics market with the introduction of the industry’s only hardware-virtualized GPU for blade servers (AMD FirePro™ S7100X) and the world’s first workstation graphics card with industry-leading 32GB memory support (AMD FirePro™ W9100 32GB).

•
AMD joined with ARM, Huawei, IBM, Mellanox, Qualcomm Technologies and Xilinx to establish a new, open specification for high-performance, coherent interconnect technology designed to significantly improve compute efficiency for servers running datacenter workloads.

•	AMD released its 21st annual corporate responsibility (CR) report detailing the company’s progress toward its social and environmental goals.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For Q3 2016, AMD expects revenue to increase 18 percent sequentially, plus or minus 3 percent.
For additional details regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PDT (5:00 p.m. EDT) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call.

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q2-16	Q1-16	Q2-15
GAAP Gross Margin	$319	$269	$232
GAAP Gross Margin %	31%	32%	25%
Technology node transition charge	—	—	33
Stock-based compensation	—	1	1
Non-GAAP Gross Margin	$319	$270	$266
Non-GAAP Gross Margin %	31%	32%	28%

Reconciliation of GAAP to Non-GAAP Operating Expenses

(Millions)	Q2-16	Q1-16	Q2-15
GAAP operating expenses	$353	$344	$369
Restructuring and other special charges, net	(7)	(3)	—
Stock-based compensation	18	15	16
Non-GAAP operating expenses	$342	$332	$353

Reconciliation of GAAP Operating loss to Non-GAAP Operating Income (loss)

(Millions)	Q2-16	Q1-16	Q2-15
GAAP operating loss	$(8)	$(68)	$(137)
Technology node transition charge	—	—	33
Restructuring and other special charges, net	(7)	(3)	—
Stock-based compensation	18	16	17
Non-GAAP operating income (loss)	$3	$(55)	$(87)

Reconciliation of GAAP Net Income (Loss)/Income (Loss) per Share to Non-GAAP Net Loss/Loss per Share

(Millions except per share amounts)	Q2-16		Q1-16		Q2-15
GAAP net income (loss) /income (loss) per share	$69	$0.08	$(109)	$(0.14)	$(181)	$(0.23)
Technology node transition charge	—	—	—	—	33	0.04
Restructuring and other special charges, net	(7)	(0.01)	(3)	—	—	—
Stock-based compensation	18	0.02	16	0.02	17	0.02
Gain on sale of 85% of ATMP JV	(150)	(0.19)	—	—	—	—
Equity in income (loss) of ATMP JV	3	—	—	—	—	—
Tax provision related to sale of 85% of ATMP JV	27	0.03	—	—	—	—
Non-GAAP net loss/loss per share	$(40)	$(0.05)	$(96)	$(0.12)	$(131)	$(0.17)

About AMD
For more than 45 years, AMD has driven innovation in high-performance computing, graphics, and visualization technologies - the building blocks for gaming, immersive platforms, and the datacenter. Hundreds of millions of consumers, leading Fortune 500 businesses, and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work, and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (“AMD” or the “Company”) including the demand of AMD’s semi-custom products, Radeon™ RX GPUs and 7th Generation A-Series APUs, the ability of AMD to position itself based on the strength of its products to drive growth and market share gains in the second half of the year; the features, functionality, timing and availability of AMD future products; and AMD’s expected third quarter 2016 revenue, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; AMD relies on GF to manufacture all of its microprocessor and APU products and a certain portion of its GPU products, with limited exceptions. If GF is not able to satisfy AMD’s manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD’s business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of AMD’s business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; the loss of a significant customer may have a material adverse effect on AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and the Secured Revolving Line of Credit impose restrictions on AMD that may adversely affect its ability to operate its business; the completion and impact of the 2015 Restructuring Plan, its transformation initiatives and any future restructuring actions could adversely affect it; the markets in which AMD’s products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD’s products could materially adversely affect it; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on AMD’s products, its ability to sell its products could be materially adversely affected; AMD’s reliance on third-party distributors and AIB partners subjects it to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect its business in the future; acquisitions, divestitures and/or joint ventures could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of, its common stock; AMD’s business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD’s intellectual property or other sensitive information, be costly to remediate and cause significant damage to its business and reputation; AMD’s operating results are subject to quarterly and seasonal sales patterns; if essential equipment, materials or manufacturing processes are not available to manufacture its products, AMD could be materially adversely affected; if AMD’s products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; AMD may incur future impairments of goodwill; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD’s business is subject to potential tax liabilities; and a variety of environmental laws that AMD is subject to could result in additional costs and liabilities. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2016.

AMD, the AMD Arrow logo, Catalyst, FirePro, Radeon, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. ARM is a registered trademark of ARM Limited in the EU and other countries. DirectX, Microsoft and Windows are registered trademarks of Microsoft Corporation in the US and other jurisdictions. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1.
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD also provided adjusted EBITDA and non-GAAP free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the CFO Commentary.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages)

	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Net revenue	$1,027	$832	$942	$1,859	$1,972
Cost of sales	708	563	710	1,271	1,414
Gross margin	319	269	232	588	558
Gross margin %	31%	32%	25%	32%	28%
Research and development	243	242	235	485	477
Marketing, general and administrative	117	105	134	222	265
Amortization of acquired intangible assets	—	—	—	—	3
Restructuring and other special charges, net	(7)	(3)	—	(10)	87
Licensing gain	(26)	(7)	—	(33)	—
Operating loss	(8)	(68)	(137)	(76)	(274)
Interest expense	(41)	(40)	(40)	(81)	(80)
Other income (expense), net	150	—	(3)	150	(3)
Income (loss) before equity loss and income taxes	101	(108)	(180)	(7)	(357)
Provision for income taxes	29	1	1	30	4
Equity in income (loss) of ATMP JV	(3)	—	—	(3)	—
Net income (loss)	$69	$(109)	$(181)	$(40)	$(361)
Net income (loss) per share
Basic	$0.09	$(0.14)	$(0.23)	$(0.05)	$(0.46)
Diluted	$0.08	$(0.14)	$(0.23)	$(0.05)	$(0.46)
Shares used in per share calculation
Basic	794	793	778	794	778
Diluted	821	793	778	794	778
ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Millions)
	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Total comprehensive income (loss)	$72	$(107)	$(174)	$(35)	$(361)

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1) (2)
(Millions)

	June 25, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$957	$785
Accounts receivable, net	671	533
Inventories, net	743	678
Prepayment and other - GLOBALFOUNDRIES	12	33
Prepaid expenses	68	43
Other current assets	55	248
Total current assets	2,506	2,320
Property, plant and equipment, net	169	188
Goodwill	289	278
Investment in ATMP JV	62	—
Other assets	290	298
Total Assets	$3,316	$3,084
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Short-term debt	$226	$230
Accounts payable	616	279
Payable to GLOBALFOUNDRIES	94	245
Payable to ATMP JV	150	—
Accrued liabilities	392	472
Other current liabilities	61	124
Deferred income on shipments to distributors	42	53
Total current liabilities	1,581	1,403
Long-term debt	2,012	2,007
Other long-term liabilities	136	86
Stockholders' equity (deficit):
Capital stock:
Common stock, par value	8	8
Additional paid-in capital	7,053	7,017
Treasury stock, at cost	(125)	(123)
Accumulated deficit	(7,346)	(7,306)
Accumulated other comprehensive loss	(3)	(8)
Total Stockholders' equity (deficit)	(413)	(412)
Total Liabilities and Stockholders' Equity (Deficit)	$3,316	$3,084

(1) Amounts reflected adoption of FASB ASU 2015-17, Balance Sheet Classification of Deferred Taxes beginning in the first quarter of 2016.
(2) Amounts reflected adoption of FASB ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs beginning in the first quarter of 2016.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions)

	Three Months Ended	Six Months Ended
	June 25, 2016	June 25, 2016
Cash flows from operating activities:
Net income (loss)	$69	$(40)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of equity interests in ATMP JV	(150)	(150)
Equity in income (loss) of ATMP JV	(1)	(1)
Depreciation and amortization	33	66
Provision for deferred income taxes	11	11
Stock-based compensation expense	18	34
Non-cash interest expense	3	7
Other	(1)	(6)
Changes in operating assets and liabilities:
Accounts receivable	(164)	(138)
Inventories	(69)	(66)
Prepayment and other - GLOBALFOUNDRIES	14	21
Prepaid expenses and other assets	(139)	(117)
Payable to ATMP JV	150	150
Payable to GLOBALFOUNDRIES	(139)	(151)
Accounts payable, accrued liabilities and other	280	253
Net cash used in operating activities	$(85)	$(127)

Cash flows from investing activities:
Purchases of property, plant and equipment	(21)	(47)
Proceeds from sale of equity interests in ATMP JV	351	351
Other	(1)	(1)
Net cash provided by investing activities	$329	$303

Cash flows from financing activities:
Proceeds from issuance of common stock	2	2
Repayments of borrowings, net	(4)	(4)
Other	(1)	(2)
Net cash used in financing activities	$(3)	$(4)
Net increase in cash and cash equivalents	241	172
Cash and cash equivalents at beginning of period	$716	$785
Cash and cash equivalents at end of period	$957	$957

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions except headcount)

	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Segment and Category Information
Computing and Graphics (1)
Net revenue	$435	$460	$379	$895	$911
Operating loss	$(81)	$(70)	$(147)	$(151)	$(222)
Enterprise, Embedded and Semi-Custom (2)
Net revenue	592	372	563	964	1,061
Operating income	84	16	27	100	72
All Other (3)
Net revenue	—	—	—	—	—
Operating loss	(11)	(14)	(17)	(25)	(124)
Total				—
Net revenue	$1,027	$832	$942	$1,859	$1,972
Operating loss	$(8)	$(68)	$(137)	$(76)	$(274)
Other Data
Depreciation and amortization, excluding amortization of acquired intangible assets	$33	$33	$45	$66	$88
Capital additions	$21	$26	$17	$47	$39
Adjusted EBITDA (4)	$36	$(22)	$(42)	$14	$(29)
Cash and cash equivalents	$957	$716	$829	$957	$829
Non-GAAP free cash flow (5)	$(106)	$(68)	$(74)	$(174)	$(268)
Total assets	$3,316	$2,981	$3,353	$3,316	$3,353
Total debt	$2,238	$2,236	$2,241	$2,238	$2,241
Headcount	8,099	9,047	9,469	8,099	9,469
See footnotes on the next page

(1)	Computing and Graphics segment primarily includes desktop and notebook processors, chipsets, discrete graphics processing units (GPUs) and professional graphics.
(2)
Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, semi-custom System-on-Chip (SoC) products, development services, technology for game consoles and licensing portions of its intellectual property portfolio.

(3)
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are stock-based compensation expense and restructuring and other special charges, net. In addition, the Company also included amortization of acquired intangible assets for six months ended June 27, 2015.

(4)	Reconciliation of GAAP Operating Loss to Adjusted EBITDA*

	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
GAAP operating loss	$(8)	$(68)	$(137)	$(76)	$(274)
Technology node transition charge	—	—	33	—	33
Restructuring and other special charges, net	(7)	(3)	—	(10)	87
Stock-based compensation	18	16	17	34	34
Amortization of acquired intangible assets	—	—	—	—	3
Depreciation and amortization	33	33	45	66	88
Adjusted EBITDA	$36	$(22)	$(42)	$14	$(29)

(5)    Reconciliation of Non-GAAP free cash flow**

	Three Months Ended			Six Months Ended
	June 25, 2016	March 26, 2016	June 27, 2015	June 25, 2016	June 27, 2015
GAAP net cash used in operating activities	$(85)	$(42)	$(57)	$(127)	$(229)
Purchases of property, plant and equipment	(21)	(26)	(17)	(47)	(39)
Non-GAAP free cash flow	$(106)	$(68)	$(74)	$(174)	$(268)

*
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and restructuring and other special charges, net. In addition, the Company excluded a technology node transition charge for the three months and six months ended June 27, 2015 and amortization of acquired intangible assets for the six months ended June 27, 2015. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**
The Company also presents non-GAAP free cash flow as a supplemental measure of its performance. Non-GAAP free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial earnings press release because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the earnings press release of these non-GAAP financial measures to the most directly comparable GAAP financial measures.